UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 02, 2025

Myers Industries, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1293 South Main Street
Akron, Ohio		44301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 253-5592

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	MYE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2025, Myers Industries, Inc. (the “Company”) announced that Grant Fitz, the Company’s Executive Vice President and Chief Financial Officer, has submitted his resignation effective May 2, 2025. Mr. Fitz will remain in his current role until that date in order to assist with a smooth transition. Daniel Hoehn, the Company’s Vice President and Corporate Controller, will be named Interim Chief Financial Officer effective upon Mr. Fitz’s departure.The Company has launched a formal search process to identify the Company’s permanent chief financial officer. These leadership changes are not the result of any matters relating to the Company’s accounting practices or financial statements.

Mr. Hoehn, age 46, has served as the Company’s Vice President and Corporate Controller since 2019, and also served as the Company’s Interim Chief Financial Officer from September 18, 2020 through March 15, 2021. Prior to joining the Company, Mr. Hoehn served as Vice President, Controller, and Chief Accounting Officer of Babcock & Wilcox Enterprises, Inc. for four years. Prior to 2015, Mr. Hoehn held various finance leadership roles with Chiquita Brands International, Inc., including Vice President, Controller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

Date:	April 2, 2025	By:	/s/ Aaron M. Schapper
Aaron M. Schapper President and Chief Executive Officer